Exhibit 99.1

WEBSTER REPORTS
THIRD QUARTER 2022 EPS OF $1.31; ADJUSTED EPS OF $1.46
STAMFORD, Conn., October 20, 2022 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A. and its HSA Bank division, today announced net income available to common shareholders of $229.8 million, or $1.31 per diluted share, for the quarter ended September 30, 2022, compared to $93.7 million, or $1.03 per diluted share, for the quarter ended September 30, 2021.
Third quarter 2022 results include $36.8 million pre-tax, ($27.2 million after tax), or $0.15 per diluted share, of expenses related to the merger, strategic initiatives, and other charges. Excluding these expenses, earnings per diluted share would have been $1.46 for the quarter ended September 30, 2022. Reported results prior to the first quarter of 2022 reflect legacy Webster Financial results only.
“Third quarter results reflect the strong progress our colleagues have made in creating a high performing and differentiated company,” said John R. Ciulla, president and chief executive officer. “While executing on integration activities, we have maintained a laser-focus on our clients, resulting in financial performance that exceeds the targets we set forth at the announcement of the MOE more than a year ago.”
Highlights for the third quarter of 2022:
•Revenue of $664.6 million.
•Period end loan and lease balance of $47.8 billion; 80 percent commercial loans and leases, 20 percent consumer loans, and a loan to deposit ratio of 89 percent.
•Period end deposit balance of $54.0 billion.
•Provision for credit losses totaled $36.5 million.
•Charges related to the merger, strategic initiatives, and other totaled $36.8 million.
•Return on average assets of 1.38 percent; adjusted 1.54 percent (non-GAAP).
•Return on average tangible common equity of 18.62 percent; adjusted 20.76 percent (non-GAAP).
•Net interest margin of 3.54 percent, up 26 basis points from prior quarter.
•Common equity tier 1 ratio of 10.82 percent.
•Efficiency ratio (non-GAAP) of 41.17 percent.
•Tangible common equity ratio of 7.27 percent.
•Repurchased approximately $100 million in shares under Webster's share repurchase program.
“Not only were our financial results strong this quarter, the underlying drivers of increases in profitability should provide tailwinds into the future,” said Glenn MacInnes, executive vice president and chief financial officer. “Our net interest income should continue to benefit from higher interest rates, and we continue to execute on the efficiencies created in our recent merger.”

Increases in the balance sheet and income statement, when compared to a year ago, are largely attributable to the merger with Sterling Bancorp on January 31, 2022.
Line of Business performance compared to the third quarter of 2021
Commercial Banking
Webster’s Commercial Banking segment serves businesses that have more than $2 million of revenue through our business banking, middle market, asset-based lending, equipment finance, commercial real estate, sponsor finance, and treasury services business units. Additionally, our Wealth group provides wealth management solutions to business owners, operators, and consumers within our targeted markets and retail footprint. As of September 30, 2022, Commercial Banking had $38.5 billion in loans and leases and $20.8 billion in deposit balances.
Commercial Banking Operating Results:

			Percent
	Three months ended September 30,		Favorable/
(In thousands)	2022	2021	(Unfavorable)
Net interest income	$333,554	$152,012	119.4%
Non-interest income	40,497	22,782	77.8
Operating revenue	374,051	174,794	114.0
Non-interest expense	102,415	50,244	(103.8)
Pre-tax, pre-provision net revenue	$271,636	$124,550	118.1

			Percent
	At September 30,		Increase/
(In millions)	2022	2021	(Decrease)
Loans and leases	$38,493	$14,655	162.7%
Deposits	20,828	10,103	106.2
AUA / AUM (off balance sheet)	2,121	2,847	(25.5)
Pre-tax, pre-provision net revenue increased $147.1 million to $271.6 million in the quarter as compared to prior year. The increase in balances and income was largely attributable to the merger. Net interest income increased $181.5 million to $333.6 million, primarily driven by the merger, organic growth in loans and deposits since the merger, and the impact of the rising rate environment. Non-interest income increased $17.7 million to $40.5 million, with $18.8 million driven by the merger, partially offset by lower direct investment income. Non-interest expense increased $52.2 million to $102.4 million, with $47.2 million due to the merger, and $5.0 million primarily to support loan and deposit growth.

HSA Bank
Webster’s HSA Bank division offers a comprehensive consumer-directed healthcare solution that includes health savings accounts, health reimbursement arrangements, flexible spending accounts and commuter benefits. Health savings accounts are distributed nationwide directly to employers and individual consumers, as well as through national and regional insurance carriers, benefit consultants and financial advisors. As of September 30, 2022, HSA Bank had $11.1 billion in total footings comprising $7.9 billion in deposit balances and $3.2 billion in assets under administration through linked investment accounts.
HSA Bank Operating Results:

			Percent
	Three months ended September 30,		Favorable/
(In thousands)	2022	2021	(Unfavorable)
Net interest income	$58,567	$42,074	39.2%
Non-interest income	25,842	24,756	4.4
Operating revenue	84,409	66,830	26.3
Non-interest expense	36,725	32,374	(13.4)
Pre-tax, net revenue	$47,684	$34,456	38.4

			Percent
	At September 30,		Increase/
(Dollars in millions)	2022	2021	(Decrease)
Number of accounts (thousands)	3,133	3,003	4.3%

Deposits	$7,889	$7,329	7.6
Linked investment accounts (off balance sheet)	3,233	3,427	(5.7)
Total footings	$11,122	$10,756	3.4

Pre-tax net revenue increased $13.2 million to $47.7 million in the quarter as compared to prior year. Net interest income increased $16.5 million to $58.6 million, primarily due to an increase in net deposit spread and growth in deposits. Non-interest income increased $1.1 million to $25.8 million, due primarily to increased interchange revenue. Non-interest expense increased $4.4 million to $36.7 million, primarily due to incremental expenses from Bend's acquired business and higher compensation, temporary help, and travel expenses.

Consumer Banking
Consumer Banking serves consumer and business banking customers primarily throughout southern New England and the New York Metro and Suburban markets. Consumer Banking is comprised of the Consumer Lending and Small Business Banking (businesses that have less than $2 million of revenue) business units, as well as a distribution network consisting of 201 banking centers and 354 ATMs, a customer care center, and a full range of web and mobile-based banking services. Additionally, our Webster Investment Services group provides investment services to consumers and small business owners within our targeted markets and retail footprint. As of September 30, 2022, Consumer Banking had $9.3 billion in loans and $23.9 billion in deposit balances, as well as $7.4 billion in assets under administration.
Consumer Banking Operating Results:

			Percent
	Three months ended September 30,		Favorable/
(In thousands)	2022	2021	(Unfavorable)
Net interest income	$195,748	$98,572	98.6%
Non-interest income	33,838	24,292	39.3
Operating revenue	229,586	122,864	86.9
Non-interest expense	109,588	73,212	(49.7)
Pre-tax, pre-provision net revenue	$119,998	$49,652	141.7

			Percent
	At September 30,		Increase/
(In millions)	2022	2021	(Decrease)
Loans	$9,302	$6,925	34.3%
Deposits	23,859	12,591	89.5
AUA (off balance sheet)	7,369	4,194	75.7
Pre-tax, pre-provision net revenue increased $70.3 million to $120.0 million in the quarter as compared to prior year. The increase in balances and income was largely attributable to the merger. Net interest income increased $97.2 million to $195.7 million, with $71.7 million driven by the merger, and $25.5 million driven by deposit and loan growth, coupled with the impact of the rising rate environment. Non-interest income increased $9.5 million to $33.8 million, with $6.1 million driven by the merger, and $4.7 million from higher deposit, loan, and investment services income, partially offset by $1.5 million in lower mortgage banking fee income. Non-interest expense increased $36.4 million to $109.6 million, primarily driven by $38.4 million of incremental expenses due to the merger, partially offset by lower shared services charges.

Consolidated financial performance:
Quarterly net interest income compared to the third quarter of 2021:
•Net interest income was $551.0 million compared to $229.7 million.
•Net interest margin was 3.54 percent compared to 2.80 percent. The yield on interest-earning assets increased by 104 basis points, and the cost of interest-bearing liabilities increased by 32 basis points.
•Average interest-earning assets totaled $62.2 billion and increased by $29.3 billion, or 89.2 percent.
•Average loans and leases totaled $46.2 billion and increased by $24.7 billion, or 114.6 percent.
•Average deposits totaled $54.0 billion and increased by $24.1 billion, or 80.8 percent.
Quarterly provision for credit losses:
•The provision for credit losses reflects a $36.5 million expense in the quarter, contributing to a $2.8 million increase in the allowance for credit losses on loans and leases and a $5.2 million increase in reserves on unfunded commitments. The provision for credit losses reflected an expense of $12.2 million in the prior quarter, compared to $7.8 million a year ago.
•Net charge-offs were $28.5 million, compared to $9.6 million in the prior quarter and $0.9 million a year ago. The ratio of net charge-offs to average loans and leases on an annualized basis was 0.25 percent, compared to 0.09 percent in the prior quarter and 0.02 percent a year ago.
•The allowance for credit losses on loans and leases represented 1.20 percent of total loans and leases at September 30, 2022, compared to 1.25 percent at June 30, 2022 and 1.46 percent at September 30, 2021. The allowance represented 274 percent of nonperforming loans and leases at September 30, 2022 compared to 231 percent at June 30, 2022 and 309 percent at September 30, 2021.
Quarterly non-interest income compared to the third quarter of 2021:
•Total non-interest income was $113.6 million compared to $83.8 million, an increase of $29.8 million. The increase primarily reflects the impact of the merger with Sterling, offset by lower direct investment income and mortgage banking revenue. Total non-interest income includes a net $0.3 million related to a gain on the early termination of repurchase agreements partially offset by a loss on the sale of investment securities.

Quarterly non-interest expense compared to the third quarter of 2021:
•Total non-interest expense was $330.1 million compared to $180.2 million, an increase of $149.9 million. Total non-interest expense includes a net $26.7 million of merger and strategic initiatives and a $10.5 million donation to the Webster Bank Charitable Foundation, compared to $5.8 million of merger and strategic initiative related charges a year ago. Excluding those charges, total non-interest expense increased $118.5 million which primarily reflects the impact of the merger with Sterling.
Quarterly income taxes compared to the third quarter of 2021:
•Income tax expense was $64.1 million compared to $29.8 million, and the effective tax rate was 21.5 percent compared to 23.7 percent. The lower effective tax rate in the current period primarily reflects higher levels of tax-exempt income and tax credits than a year ago, partially offset by the effects of increased income overall in 2022 compared to 2021.
Investment securities:
•Total investment securities, net were $14.6 billion, compared to $15.2 billion at June 30, 2022 and $9.4 billion at September 30, 2021. The carrying value of the available-for-sale portfolio included $941.8 million of net unrealized losses, compared to net unrealized losses of $609.8 million at June 30, 2022 and net unrealized gains of $44.7 million at September 30, 2021. The carrying value of the held-to-maturity portfolio does not reflect $855.9 million of net unrealized losses, compared to net unrealized losses of $539.4 million at June 30, 2022 and net unrealized gains of $152.9 million at September 30, 2021.
Loans and Leases:
•Total loans and leases were $47.8 billion, compared to $45.6 billion at June 30, 2022 and $21.6 billion at September 30, 2021. Compared to June 30, 2022, commercial loans and leases increased by $1.1 billion, commercial real estate loans increased by $0.7 billion, residential mortgages increased by $0.4 billion, while consumer loans decreased by $28.4 million.
•Compared to a year ago, commercial loans and leases increased by $11.5 billion, commercial real estate loans increased by $12.3 billion, residential mortgages increased by $2.5 billion, and consumer loans increased by $1.3 million.
•Loan originations for the portfolio were $5.1 billion, compared to $5.0 billion in the prior quarter and $2.0 billion a year ago. In addition, $1.5 million of residential loans were originated for sale in the quarter, compared to $5.0 million in the prior quarter and $56.7 million a year ago.

Asset quality:
•Total nonperforming loans and leases were $209.5 million, or 0.44 percent of total loans and leases, compared to $247.5 million, or 0.54 percent of total loans and leases, at June 30, 2022 and $101.8 million, or 0.47 percent of total loans and leases, at September 30, 2021. As of September 30, 2022, $82.0 million of nonperforming loans and leases were contractually current.
•Past due loans and leases were $46.4 million, compared to $51.7 million at June 30, 2022 and $17.1 million at September 30, 2021.
Deposits and borrowings:
•Total deposits were $54.0 billion, compared to $53.1 billion at June 30, 2022 and $30.0 billion at September 30, 2021. Core deposits to total deposits were 95.2 percent, compared to 95.2 percent at June 30, 2022 and 93.7 percent at September 30, 2021. The loan to deposit ratio was 88.5 percent, compared to 86.0 percent at June 30, 2022 and 71.9 percent at September 30, 2021.
•Total borrowings were $5.9 billion, compared to $5.3 billion at June 30, 2022 and $1.3 billion at September 30, 2021.
Capital:
•The return on average common shareholders’ equity and the return on average tangible common shareholders’ equity were 11.78 percent and 18.62 percent, respectively, compared to 11.61 percent and 14.16 percent, respectively, in the third quarter of 2021.
•The tangible equity and tangible common equity ratios were 7.70 percent and 7.27 percent, respectively, compared to 8.12 percent and 7.71 percent, respectively, at September 30, 2021. The common equity tier 1 risk-based capital ratio was 10.82 percent, compared to 11.77 percent at September 30, 2021.
•Book value and tangible book value per common share were $43.32 and $27.69, respectively, compared to $35.78 and $29.63, respectively, at September 30, 2021.
•Repurchased approximately $100 million in shares under Webster's share repurchase program.

***

Webster Financial Corporation (NYSE:WBS) is the holding company for Webster Bank, N.A. and its HSA Bank Division. Webster is a leading commercial bank in the Northeast that provides a wide range of digital and traditional financial solutions across three differentiated lines of business: Commercial Banking, Consumer Banking and its HSA Bank division, one of the country's largest providers of employee benefits solutions. Headquartered in Stamford, CT, Webster is a values-driven organization with $69 billion in assets. Its core footprint spans the northeastern U.S. from New York to Massachusetts, with certain businesses operating in extended geographies. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call
A conference call covering Webster’s third quarter 2022 earnings announcement will be held today, Thursday, October 20, 2022 at 9:00 a.m. Eastern Time. To listen to the live call, please dial 888-330-2446, or 240-789-2732 for international callers. The passcode is 8607257. The webcast, along with related slides, will be available via Webster's Investor Relations website at investors.websterbank.com. A replay of the conference call will be available for one week via the website listed above, beginning at approximately 12:00 noon (Eastern) on October 20, 2022. To access the replay, dial 800-770-2030, or 647-362-9199 for international callers. The replay conference ID number is 8607257.

Media Contact
Alice Ferreira, 203-578-2610
acferreira@websterbank.com

Investor Contact
Emlen Harmon, 212-309-7646
eharmon@websterbank.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) our ability to successfully integrate the operations of Webster and Sterling Bancorp and realize the anticipated benefits of the merger; (2) our ability to successfully execute our business plan and strategic initiatives, and manage any risks or uncertainties; (3) our ability to successfully achieve the anticipated cost reductions and operating efficiencies from planned strategic initiatives, including process automation, organization simplification, and spending reductions, and avoid any higher than anticipated costs or delays in the ongoing implementation; (4) local, regional, national, and international economic conditions and the impact they may have on us and our customers; (5) volatility and disruption in national and international financial markets, including as a result of geopolitical conflict such as the war between Russia and Ukraine; (6) the potential adverse effects of the ongoing novel coronavirus (COVID-19) pandemic, or other unusual and infrequently occurring events, and any governmental or societal responses thereto; (7) changes in laws and regulations, including those concerning banking, taxes, dividends, securities, insurance, and healthcare, with which we and our subsidiaries must comply; (8) adverse conditions in the securities markets that lead to impairment in the value of our investment securities and goodwill; (9) inflation, changes in interest rates, and monetary fluctuations; (10) the replacement of and transition from the London Interbank Offered Rate (LIBOR) to the Secured Overnight Financing Rate (SOFR) as the primary interest rate benchmark; (11) the timely development and acceptance of new products and services and the perceived value of those products and services by customers; (12) changes in deposit flows, consumer spending, borrowings, and savings habits; (13) our ability to implement new technologies and maintain secure and reliable technology systems; (14) the effects of any cyber threats, attacks or events or fraudulent activity; (15) performance by our counterparties and vendors; (16) our ability to increase market share and control expenses; (17) changes in the competitive environment among banks, financial holding companies, and other financial services providers; (18) changes in the level of non-performing assets and charge-offs; (19) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (20) the effect of changes in accounting policies and practices applicable to us, including the impact of recently adopted accounting guidance; (21) legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; (22) our ability to appropriately address social, environmental, and sustainability concerns that may arise from our business activities; and (23) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income, ROATCE, and other performance ratios, in each case as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021

Income and performance ratios:
Net income (loss)	$233,968	$182,311	$(16,747)	$111,038	$95,713
Net income (loss) available to common shareholders	229,806	178,148	(20,178)	109,069	93,745
Earnings (loss) per diluted common share	1.31	1.00	(0.14)	1.20	1.03
Return on average assets	1.38%	1.10%	(0.12)%	1.26%	1.10%
Return on average tangible common shareholders' equity (non-GAAP)	18.62	14.50	(1.36)	16.23	14.16
Return on average common shareholders’ equity	11.78	9.09	(1.25)	13.35	11.61
Non-interest income as a percentage of total revenue	17.10	19.90	20.88	28.44	26.73

Asset quality:
Allowance for credit losses on loans and leases	$574,325	$571,499	$569,371	$301,187	$314,922
Nonperforming assets	211,627	250,242	251,206	112,590	104,209
Allowance for credit losses on loans and leases / total loans and leases	1.20%	1.25%	1.31%	1.35%	1.46%
Net charge-offs (recoveries) / average loans and leases (annualized)	0.25	0.09	0.10	(0.02)	0.02
Nonperforming loans and leases / total loans and leases	0.44	0.54	0.57	0.49	0.47
Nonperforming assets / total loans and leases plus OREO	0.44	0.55	0.58	0.51	0.48
Allowance for credit losses on loans and leases / nonperforming loans and leases	274.12	230.88	229.48	274.36	309.44

Other ratios:
Tangible equity (non-GAAP)	7.70%	8.12%	8.72%	8.39%	8.12%
Tangible common equity (non-GAAP)	7.27	7.68	8.26	7.97	7.71
Tier 1 risk-based capital (a)	11.37	11.65	12.05	12.32	12.39
Total risk-based capital (a)	13.41	13.91	14.41	13.64	13.79
Common equity tier 1 risk-based capital (a)	10.82	11.09	11.46	11.72	11.77
Shareholders’ equity / total assets	11.33	11.83	12.55	9.85	9.57
Net interest margin	3.54	3.28	3.21	2.73	2.80
Efficiency ratio (non-GAAP)	41.17	45.25	48.73	54.85	54.84

Equity and share related:
Common equity	$7,542,431	$7,713,809	$7,893,156	$3,293,288	$3,241,152
Book value per common share	43.32	43.82	44.32	36.36	35.78
Tangible book value per common share (non-GAAP)	27.69	28.31	28.94	30.22	29.63
Common stock closing price	45.20	42.15	56.12	55.84	54.46
Dividends declared per common share	0.40	0.40	0.40	0.40	0.40
Common shares issued and outstanding	174,116	176,041	178,102	90,584	90,588
Weighted-average common shares outstanding - Basic	173,868	175,845	147,394	90,052	90,038
Weighted-average common shares outstanding - Diluted	173,944	175,895	147,533	90,284	90,232
(a) Presented as preliminary for September 30, 2022 and actual for the remaining periods.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	September 30, 2022	June 30, 2022	September 30, 2021
Assets:
Cash and due from banks	$286,487	$294,482	$161,369
Interest-bearing deposits	326,638	607,323	2,442,790
Securities:
Available for sale	8,085,044	8,638,358	3,410,443
Held to maturity, net	6,505,838	6,547,998	5,986,308
Total securities, net	14,590,882	15,186,356	9,396,751
Loans held for sale	898	388	24,969
Loans and Leases:
Commercial	19,642,624	18,520,595	8,159,127
Commercial real estate	18,830,948	18,141,670	6,522,679
Residential mortgages	7,617,955	7,223,728	5,167,527
Consumer	1,732,348	1,760,750	1,731,002
Total loans and leases	47,823,875	45,646,743	21,580,335
Allowance for credit losses on loans and leases	(574,325)	(571,499)	(314,922)
Loans and leases, net	47,249,550	45,075,244	21,265,413
Federal Home Loan Bank and Federal Reserve Bank stock	373,044	329,424	75,936
Premises and equipment, net	434,721	449,578	209,573
Goodwill and other intangible assets, net	2,721,040	2,729,551	557,360
Cash surrender value of life insurance policies	1,230,641	1,228,484	572,368
Deferred tax asset, net	369,737	269,790	96,489
Accrued interest receivable and other assets	1,468,928	1,424,401	571,240
Total Assets	$69,052,566	$67,595,021	$35,374,258

Liabilities and Shareholders' Equity:
Deposits:
Demand	$13,849,812	$13,576,152	$7,154,835
Health savings accounts	7,889,310	7,777,786	7,329,405
Interest-bearing checking	9,203,220	9,547,749	4,181,825
Money market	11,156,579	10,884,656	3,958,700
Savings	9,340,372	8,736,712	5,517,189
Certificates of deposit	2,311,484	2,554,102	1,884,373
Brokered certificates of deposit	258,110	—	—
Total deposits	54,008,887	53,077,157	30,026,327
Securities sold under agreements to repurchase and other borrowings	1,265,414	1,743,782	655,871
Federal Home Loan Bank advances	3,510,717	2,510,810	113,334
Long-term debt	1,074,844	1,076,559	564,114
Accrued expenses and other liabilities	1,366,294	1,188,925	628,423
Total liabilities	61,226,156	59,597,233	31,988,069
Preferred stock	283,979	283,979	145,037
Common shareholders' equity	7,542,431	7,713,809	3,241,152
Total shareholders’ equity	7,826,410	7,997,788	3,386,189
Total Liabilities and Shareholders' Equity	$69,052,566	$67,595,021	$35,374,258

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three months ended September 30,		Nine months ended September 30,
(In thousands, except per share data)	2022	2021	2022	2021
Interest income:
Interest and fees on loans and leases	$525,960	$196,273	$1,303,774	$572,728
Interest and dividends on securities	91,569	43,362	237,297	133,895
Loans held for sale	40	57	73	201
Total interest income	617,569	239,692	1,541,144	706,824
Interest expense:
Deposits	37,492	4,571	57,350	16,104
Borrowings	29,074	5,430	51,883	16,413
Total interest expense	66,566	10,001	109,233	32,517
Net interest income	551,003	229,691	1,431,911	674,307
Provision for credit losses	36,531	7,750	237,619	(39,500)
Net interest income after provision for loan and lease losses	514,472	221,941	1,194,292	713,807
Non-interest income:
Deposit service fees	50,807	40,258	150,019	122,166
Loan and lease related fees	26,769	10,881	77,355	27,056
Wealth and investment services	11,419	9,985	33,260	29,475
Mortgage banking activities	86	1,525	616	5,486
Increase in cash surrender value of life insurance policies	7,718	3,666	22,694	10,802
(Loss) on sale of investment securities, net	(2,234)	—	(2,234)	—
Other income	19,071	17,460	56,894	38,249
Total non-interest income	113,636	83,775	338,604	233,234
Non-interest expense:
Compensation and benefits	173,983	105,352	545,641	310,706
Occupancy	23,517	12,430	93,725	42,090
Technology and equipment	45,283	28,441	142,182	84,081
Marketing	3,918	3,721	10,868	9,452
Professional and outside services	21,618	7,074	91,041	37,875
Intangible assets amortization	8,511	1,124	23,700	3,395
Loan workout expenses	580	203	1,992	924
Deposit insurance	8,026	3,855	19,996	11,560
Other expenses	44,635	18,037	118,938	55,164
Total non-interest expense	330,071	180,237	1,048,083	555,247
Income before income taxes	298,037	125,479	484,813	391,794
Income tax expense	64,069	29,766	85,281	93,968
Net income	233,968	95,713	399,532	297,826
Preferred stock dividends	(4,162)	(1,968)	(11,756)	(5,906)
Net income available to common shareholders	$229,806	$93,745	$387,776	$291,920

Weighted-average common shares outstanding - Diluted	173,944	90,232	165,813	90,186

Earnings per common share:
Basic	$1.31	$1.03	$2.32	$3.23
Diluted	1.31	1.03	2.32	3.22

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Interest income:
Interest and fees on loans and leases	$525,960	$431,538	$346,276	$189,985	$196,273
Interest and dividends on securities	91,569	82,202	63,526	45,990	43,362
Loans held for sale	40	7	26	45	57
Total interest income	617,569	513,747	409,828	236,020	239,692
Interest expense:
Deposits	37,492	12,459	7,399	4,027	4,571
Borrowings	29,074	14,628	8,181	5,211	5,430
Total interest expense	66,566	27,087	15,580	9,238	10,001
Net interest income	551,003	486,660	394,248	226,782	229,691
Provision for credit losses	36,531	12,243	188,845	(15,000)	7,750
Net interest income after provision for loan and lease losses	514,472	474,417	205,403	241,782	221,941
Non-interest income:
Deposit service fees	50,807	51,385	47,827	40,544	40,258
Loan and lease related fees	26,769	27,907	22,679	9,602	10,881
Wealth and investment services	11,419	11,244	10,597	10,111	9,985
Mortgage banking activities	86	102	428	733	1,525
Increase in cash surrender value of life insurance policies	7,718	8,244	6,732	3,627	3,666
(Loss) on sale of investment securities, net	(2,234)	—	—	—	—
Other income	19,071	22,051	15,772	25,521	17,460
Total non-interest income	113,636	120,933	104,035	90,138	83,775
Non-interest expense:
Compensation and benefits	173,983	187,656	184,002	109,283	105,352
Occupancy	23,517	51,593	18,615	13,256	12,430
Technology and equipment	45,283	41,498	55,401	28,750	28,441
Marketing	3,918	3,441	3,509	2,599	3,721
Professional and outside services	21,618	15,332	54,091	9,360	7,074
Intangible assets amortization	8,511	8,802	6,387	1,118	1,124
Loan workout expenses	580	732	680	244	203
Deposit insurance	8,026	6,748	5,222	4,234	3,855
Other expenses	44,635	42,425	31,878	21,009	18,037
Total non-interest expense	330,071	358,227	359,785	189,853	180,237
Income (loss) before income taxes	298,037	237,123	(50,347)	142,067	125,479
Income tax expense (benefit)	64,069	54,812	(33,600)	31,029	29,766
Net income (loss)	233,968	182,311	(16,747)	111,038	95,713
Preferred stock dividends	(4,162)	(4,163)	(3,431)	(1,969)	(1,968)
Net income (loss) available to common shareholders	$229,806	$178,148	$(20,178)	$109,069	$93,745

Weighted-average common shares outstanding - Diluted	173,944	175,895	147,533	90,284	90,232

Earnings (loss) per common share:
Basic	$1.31	$1.00	$(0.14)	$1.20	$1.03
Diluted	1.31	1.00	(0.14)	1.20	1.03

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended September 30,
		2022			2021
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$46,229,678	$532,062	4.52%	$21,538,513	$197,015	3.60%
Investment securities (a)	15,039,510	93,561	2.40	8,911,291	43,868	2.01
Federal Home Loan and Federal Reserve Bank stock	326,860	1,875	2.28	76,212	290	1.51
Interest-bearing deposits (b)	585,807	3,278	2.19	2,334,986	896	0.15
Loans held for sale	580	40	n/m	11,328	57	2.03
Total interest-earning assets	62,182,435	$630,816	3.96%	32,872,330	$242,126	2.92%
Non-interest-earning assets	5,823,755			2,021,962
Total Assets	$68,006,190			$34,894,292

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$13,590,667	$—	—%	$7,182,116	$—	—%
Health savings accounts	7,854,425	1,146	0.06	7,346,239	1,463	0.08
Interest-bearing checking, money market and savings	29,798,562	33,808	0.45	13,363,703	1,794	0.05
Certificates of deposit and brokered deposits	2,716,885	2,538	0.37	1,957,286	1,314	0.27
Total deposits	53,960,539	37,492	0.28	29,849,344	4,571	0.06

Securities sold under agreements to repurchase and other borrowings	1,369,126	6,242	1.78	544,311	721	0.52
Federal Home Loan Bank advances	2,402,596	13,814	2.25	120,714	492	1.59
Long-term debt (a)	1,075,683	9,018	3.47	564,692	4,217	3.22
Total borrowings	4,847,405	29,074	2.38	1,229,717	5,430	1.82
Total interest-bearing liabilities	58,807,944	$66,566	0.45%	31,079,061	$10,001	0.13%
Non-interest-bearing liabilities	1,108,202			439,830
Total liabilities	59,916,146			31,518,891

Preferred stock	283,979			145,037
Common shareholders' equity	7,806,065			3,230,364
Total shareholders' equity	8,090,044			3,375,401
Total Liabilities and Shareholders' Equity	$68,006,190			$34,894,292
Tax-equivalent net interest income		564,250			232,125
Less: tax-equivalent adjustments		(13,247)			(2,434)
Net interest income		$551,003			$229,691
Net interest margin			3.54%			2.80%

(a) For the purposes of our average yield/rate and margin computations, unsettled trades on investment securities and unrealized gain (loss) balances on securities available-for-sale and senior fixed-rate notes hedges are excluded.
(b) Interest-bearing deposits is a component of cash and cash equivalents.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Nine Months Ended September 30,
		2022			2021
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$42,125,526	$1,317,941	4.14%	$21,477,967	$574,984	3.54%
Investment securities (a)	14,548,116	246,788	2.22	8,878,820	136,727	2.09
Federal Home Loan and Federal Reserve Bank stock	252,559	4,768	2.52	77,040	909	1.58
Interest-bearing deposits (b)	623,866	4,711	1.00	1,434,552	1,419	0.13
Loans held for sale	12,160	73	0.80	11,515	201	2.33
Total interest-earning assets	57,562,227	$1,574,281	3.60%	31,879,894	$714,240	2.98%
Non-interest-earning assets	5,448,419			1,968,707
Total Assets	$63,010,646			$33,848,601

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$12,758,489	$—	—%	$6,800,456	$—	—%
Health savings accounts	7,809,082	3,358	0.06	7,414,332	4,720	0.09
Interest-bearing checking, money market and savings	27,887,362	48,992	0.23	12,579,762	5,117	0.05
Certificates of deposit and brokered deposits	2,649,328	5,000	0.25	2,146,218	6,267	0.39
Total deposits	51,104,261	57,350	0.15	28,940,768	16,104	0.07

Securities sold under agreements to repurchase and other borrowings	1,006,391	9,876	1.29	522,638	2,216	0.56
Federal Home Loan Bank advances	1,198,754	17,034	1.87	131,606	1,539	1.54
Long-term debt (a)	1,017,120	24,973	3.40	565,866	12,658	3.22
Total borrowings	3,222,265	51,883	2.16	1,220,110	16,413	1.85
Total interest-bearing liabilities	54,326,526	$109,233	0.27%	30,160,878	$32,517	0.14%
Non-interest-bearing liabilities	1,043,313			373,609
Total liabilities	55,369,839			30,534,487

Preferred stock	268,202			145,037
Common shareholders' equity	7,372,605			3,169,077
Total shareholders' equity	7,640,807			3,314,114
Total Liabilities and Shareholders' Equity	$63,010,646			$33,848,601
Tax-equivalent net interest income		1,465,048			681,723
Less: tax-equivalent adjustments		(33,137)			(7,416)
Net interest income		$1,431,911			$674,307
Net interest margin			3.35%			2.85%

(a) For the purposes of our average yield/rate and margin computations, unsettled trades on investment securities and unrealized gain (loss) balances on securities available-for-sale and senior fixed-rate notes hedges are excluded.
(b) Interest-bearing deposits is a component of cash and cash equivalents.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan and Lease Balances (unaudited)
(Dollars in thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Loan and Lease Balances (actual):
Commercial non-mortgage	$17,838,905	$16,628,317	$15,578,594	$7,509,538	$7,172,345
Asset-based lending	1,803,719	1,892,278	1,807,545	1,067,248	986,782
Commercial real estate	18,830,948	18,141,670	17,584,947	6,603,180	6,522,679
Residential mortgages	7,617,955	7,223,728	6,798,199	5,412,905	5,167,527
Consumer	1,732,348	1,760,750	1,767,200	1,678,858	1,731,002
Total Loan and Lease Balances	47,823,875	45,646,743	43,536,485	22,271,729	21,580,335
Allowance for credit losses on loans and leases	(574,325)	(571,499)	(569,371)	(301,187)	(314,922)
Loans and Leases, net	$47,249,550	$45,075,244	$42,967,114	$21,970,542	$21,265,413

Loan and Lease Balances (average):
Commercial non-mortgage	$16,780,780	$15,850,507	$12,568,454	$7,304,985	$7,280,258
Asset-based lending	1,811,073	1,851,956	1,540,301	1,010,874	956,535
Commercial real estate	18,503,077	17,756,151	13,732,925	6,575,865	6,510,100
Residential mortgages	7,384,704	6,905,509	6,322,495	5,309,127	5,036,329
Consumer	1,750,044	1,756,575	1,748,654	1,701,250	1,755,291
Total Loan and Lease Balances	$46,229,678	$44,120,698	$35,912,829	$21,902,101	$21,538,513

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets and Past Due Loans and Leases (unaudited)
(Dollars in thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Nonperforming loans and leases:
Commercial non-mortgage	$80,002	$112,006	$108,460	$63,553	$40,774
Asset-based lending	25,115	25,862	5,494	2,114	2,139
Commercial real estate	49,054	49,935	74,581	5,058	15,972
Residential mortgages	25,563	27,213	27,318	15,591	19,327
Consumer	29,782	32,514	32,258	23,462	23,558
Total nonperforming loans and leases	$209,516	$247,530	$248,111	$109,778	$101,770

Other real estate owned and repossessed assets:
Residential mortgages	$2,024	$2,558	$2,582	$2,276	$1,759
Consumer	87	154	513	536	680
Total other real estate owned and repossessed assets	$2,111	$2,712	$3,095	$2,812	$2,439
Total nonperforming assets	$211,627	$250,242	$251,206	$112,590	$104,209

Past due 30-89 days:
Commercial non-mortgage	$17,440	$6,006	$8,025	$9,340	$5,537
Asset-based lending	—	—	24,103	—	—
Commercial real estate	6,050	25,587	20,533	921	821
Residential mortgages	12,577	10,781	9,307	3,561	3,447
Consumer	9,656	9,275	9,379	5,576	7,158
Total past due 30-89 days	$45,723	$51,649	$71,347	$19,398	$16,963
Past due 90 days or more and accruing	711	8	124	2,507	107
Total past due loans and leases	$46,434	$51,657	$71,471	$21,905	$17,070

Five Quarter Changes in the Allowance for Credit Losses on Loans and Leases (unaudited)
	For the Three Months Ended
(Dollars in thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
ACL on loans and leases, beginning balance	$571,499	$569,371	$301,187	$314,922	$307,945
Initial allowance on PCD loans and leases (1)	—	—	88,045	—	—
Provision	31,352	11,728	189,068	(14,980)	7,898
Charge-offs:
Commercial portfolio	31,356	18,757	11,248	799	1,723
Consumer portfolio	1,453	896	1,120	1,382	2,053
Total charge-offs	32,809	19,653	12,368	2,181	3,776
Recoveries:
Commercial portfolio	1,413	7,765	1,364	1,107	142
Consumer portfolio	2,870	2,288	2,075	2,319	2,713
Total recoveries	4,283	10,053	3,439	3,426	2,855
Total net charge-offs (recoveries)	28,526	9,600	8,929	(1,245)	921
ACL on loans and leases, ending balance	$574,325	$571,499	$569,371	$301,187	$314,922

ACL on unfunded loan commitments, beginning balance	$20,149	$19,640	$13,104	$12,170	$11,974
Acquisition of Sterling	—	—	6,749	—	—
Provision	5,180	509	(213)	934	196
ACL on unfunded loan commitments, ending balance	$25,329	$20,149	$19,640	$13,104	$12,170
Total ending balance	$599,654	$591,648	$589,011	$314,291	$327,092
(1)Represents the establishment of the initial reserve for PCD loans and leases net of $48 million in charge-offs recognized upon completion of the merger in accordance with GAAP.

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures
The Company evaluates its business based on certain ratios that utilize non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results and financial position of the Company. Other companies may define or calculate supplemental financial data differently.
The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding certain non-operational items. Return on average tangible common shareholders' equity (ROATCE) measures the Company’s net income available to common shareholders, adjusted for the tax-effected amortization of intangible assets, as a percentage of average shareholders’ equity less average preferred stock and average goodwill and intangible assets. The tangible equity ratio represents shareholders’ equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets. The tangible common equity ratio represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by total assets less goodwill and intangible assets. Tangible book value per common share represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by common shares outstanding at the end of the period. Core deposits express total deposits less certificates of deposit and brokered time deposits. Adjusted net income (loss) available to common shareholders, adjusted diluted earnings per share (EPS), adjusted ROATCE, and adjusted return on average assets (ROAA) are calculated by excluding after tax non-operational items including merger-related expenses and the initial non-PCD provision related to the merger. See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP.

	At or for the Three Months Ended
(In thousands, except per share data)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Efficiency ratio:
Non-interest expense	$330,071	$358,227	$359,785	$189,853	$180,237
Less: Foreclosed property activity	(393)	(358)	(75)	(347)	(142)
Intangible assets amortization	8,511	8,802	6,387	1,118	1,124
Operating lease depreciation	2,115	2,425	1,632	—	—
Strategic initiatives and other (1)	11,617	(152)	(4,140)	600	(4,011)
Merger related	25,536	66,640	108,495	10,560	9,847
Debt prepayment costs	—	—	—	2,526	—
Non-interest expense	$282,685	$280,870	$247,486	$175,396	$173,419
Net interest income	$551,003	$486,660	$394,248	$226,782	$229,691
Add: Tax-equivalent adjustment	13,247	11,732	8,158	2,397	2,434
Non-interest income	113,636	120,933	104,035	90,138	83,775
Other income (2)	11,186	3,805	3,082	431	327
Less: Operating lease depreciation	2,115	2,425	1,632	—	—
(Loss) on sale of investment securities, net	(2,234)	—	—	—	—
Other (3)	2,548	—	—	—	—
Income	$686,643	$620,705	$507,891	$319,748	$316,227
Efficiency ratio	41.17%	45.25%	48.73%	54.85%	54.84%

Return on average tangible common shareholders' equity:
Net income (loss)	$233,968	$182,311	$(16,747)	$111,038	$95,713
Less: Preferred stock dividends	4,162	4,163	3,431	1,969	1,968
Add: Intangible assets amortization, tax-effected	6,724	6,954	5,046	883	888
Adjusted income (loss)	$236,530	$185,102	$(15,132)	$109,952	$94,633
Adjusted income (loss), annualized basis	$946,120	$740,408	$(60,528)	$439,808	$378,532
Average shareholders' equity	$8,090,044	$8,125,518	$6,691,490	$3,411,911	$3,375,401
Less: Average preferred stock	283,979	283,979	236,121	145,037	145,037
Average goodwill and other intangible assets	2,725,200	2,733,827	2,007,266	556,784	557,902
Average tangible common shareholders' equity	$5,080,865	$5,107,712	$4,448,103	$2,710,090	$2,672,462
Return on average tangible common shareholders' equity	18.62%	14.50%	(1.36)%	16.23%	14.16%
(1)Strategic initiatives and other is comprised of a contribution to the Webster foundation of $10.5 million (included within other non-interest expense), professional & outside services of $1.4 million, and occupancy of $(0.2) million.
(2)Other income includes the taxable equivalent of net income generated from low income housing tax-credit investments.
(3)Other is comprised of a $2.5 million gain related to the early termination of repurchase agreements.

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures (continued)

	At or for the Three Months Ended
(In thousands, except per share data)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Tangible equity:
Shareholders' equity	$7,826,410	$7,997,788	$8,177,135	$3,438,325	$3,386,189
Less: Goodwill and other intangible assets	2,721,040	2,729,551	2,738,353	556,242	557,360
Tangible shareholders' equity	$5,105,370	$5,268,237	$5,438,782	$2,882,083	$2,828,829
Total assets	$69,052,566	$67,595,021	$65,131,484	$34,915,599	$35,374,258
Less: Goodwill and other intangible assets	2,721,040	2,729,551	2,738,353	556,242	557,360
Tangible assets	$66,331,526	$64,865,470	$62,393,131	$34,359,357	$34,816,898
Tangible equity	7.70%	8.12%	8.72%	8.39%	8.12%

Tangible common equity:
Tangible shareholders' equity	$5,105,370	$5,268,237	$5,438,782	$2,882,083	$2,828,829
Less: Preferred stock	283,979	283,979	283,979	145,037	145,037
Tangible common shareholders' equity	$4,821,391	$4,984,258	$5,154,803	$2,737,046	$2,683,792
Tangible assets	$66,331,526	$64,865,470	$62,393,131	$34,359,357	$34,816,898
Tangible common equity	7.27%	7.68%	8.26%	7.97%	7.71%

Tangible book value per common share:
Tangible common shareholders' equity	$4,821,391	$4,984,258	$5,154,803	$2,737,046	$2,683,792
Common shares outstanding	174,116	176,041	178,102	90,584	90,588
Tangible book value per common share	$27.69	$28.31	$28.94	$30.22	$29.63

Core deposits:
Total deposits	$54,008,887	$53,077,157	$54,356,283	$29,847,029	$30,026,327
Less: Certificates of deposit	2,311,484	2,554,102	2,821,097	1,797,770	1,884,373
Brokered certificates of deposit	258,110	—	—	—	—
Core deposits	$51,439,293	$50,523,055	$51,535,186	$28,049,259	$28,141,954

Three months ended September 30, 2022
Adjusted ROATCE:
Net income	$233,968
Less: Preferred stock dividends	4,162
Add: Intangible assets amortization, tax-effected	6,724
Strategic initiatives and other, tax-effected	8,467
Merger related, tax-effected	18,968
Loss on sale of investment securities, net, tax-effected	1,628
Other, tax-effected	(1,857)
Adjusted income	$263,736
Adjusted income, annualized basis	$1,054,944
Average shareholders' equity	$8,090,044
Less: Average preferred stock	283,979
Average goodwill and other intangible assets	2,725,200
Average tangible common shareholders' equity	$5,080,865
Adjusted return on average tangible common shareholders' equity	20.76%

Adjusted ROAA:
Net income	$233,968
Add: Strategic initiatives and other, tax-effected	8,467
Merger related, tax-effected	18,968
Loss on sale of investment securities, net, tax-effected	1,628
Other, tax-effected	(1,857)
Adjusted income	$261,174
Adjusted income, annualized basis	$1,044,696
Average assets	$68,006,190
Adjusted return on average assets	1.54%

(In millions, except per share data)
GAAP to adjusted reconciliation:
	Three months ended September 30, 2022
	Pre-Tax Income	Net Income Available to Common Shareholders	Diluted EPS
Reported (GAAP)	$298.0	$229.8	$1.31
Merger related expenses	25.5	19.0	0.11
Strategic initiatives and other	11.3	8.2	0.04
Adjusted (non-GAAP)	$334.9	$257.0	$1.46